UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2024

TIGO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Campbell Technology Parkway, Suite 150

Campbell, California 95008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 402-0802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2024, Tigo Energy, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the voting results of the two proposals considered and voted upon at the Annual Meeting, which were described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2024, as supplemented by the Company’s additional definitive proxy materials on Schedule 14A filed with the SEC on April 19, 2024.

Proposal No. 1 – To elect seven director nominees to hold office until the 2025 Annual Meeting of Stockholders.

	For	Withheld	Broker Non-Votes
Zvi Alon	47,679,869	25,138	2,983,300
Tomer Babai	47,682,194	22,813	2,983,300
Joan C. Conley	39,291,100	8,413,907	2,983,300
Sagit Manor	47,677,232	27,775	2,983,300
Michael Splinter	39,063,671	8,641,336	2,983,300
Stanley Stern	47,684,454	20,553	2,983,300
John Wilson	47,684,645	20,362	2,983,300

Proposal No. 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

For	Against	Abstain	Broker Non-Votes
50,680,296	7,903	108	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
	Name:	Bill Roeschlein
	Title:	Chief Financial Officer

Dated: May 21, 2024

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